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As filed with the Securities and Exchange Commission
                       on July 25, 1997
                                          Registration No. 33-64406
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                 SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549
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                   POST-EFFECTIVE AMENDMENT NO. 1
                                TO
                             FORM S-8
                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933
            ----------------------------------------

                   SUBURBAN BANCORPORATION, INC.
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   (Exact name of registrant as specified in its charter)

           Delaware                              31-1385530
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(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)             Identification No.)

                        10869 Montgomery Road
                       Cincinnati, Ohio  45242
                           (513) 489-4888
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              (Address of Principal Executive Office)

                    Suburban Bancorporation, Inc.
                1993 Stock Option and Incentive Plan
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                    (Full title of the plan)


                       K. Scott Fife, Esquire
                 Housley Kantarian & Bronstein, P.C.
                  1220 19th Street, N.W., Suite 700
                      Washington, D.C.  20036
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              (Name and address of agent for service)

                        (202) 822-9611
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(Telephone number, including area code, of agent for service)


     THIS AMENDMENT SHALL BECOME EFFECTIVE AUTOMATICALLY UPON THE DATE OF FILING, IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933.


     The registrant hereby removes from registration 2,525 shares of the registrant's common stock, par value $.01 per share (the "Common Stock"), which have not been issued as of the date hereof pursuant to the registrant's 1993 Stock Option and Incentive Plan (the "Plan"). Such shares of Common Stock are being removed from registration because the registrant is a party to a merger and, effective as of the date hereof, the registrant is being merged out of existence and the Plan is being terminated.PAGE
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                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Act"), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Cincinnati, State of Ohio, as of the date set forth below.


                      SUBURBAN BANCORPORATION, INC.


Date: July 25, 1997   By: /s/ Joseph F. Hutchison
                          -------------------------------
                          Joseph F. Hutchison
                          President and Chief Executive Officer
                          (Duly Authorized Representative)